OMB APPROVAL
OMB Number:	3235-0059
Expires:	January 31, 2008
Estimated average burden hours per response	12.75

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

MGE Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

OF MGE ENERGY, INC.

Date:	Tuesday, May 10, 2005

Time:	11:00 a.m., local time

Place:	Marriott Madison West 1313 John Q. Hammons Drive Middleton, Wisconsin

Purpose:	• To elect two Class I directors to terms of office expiring at the 2008 Annual Meeting of Shareholders,

• To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2005, and

• To transact such other business as may properly come before the meeting

Shareholders of record at the close of business on March 4, 2005, are entitled to vote at the meeting. Your vote is important to us. Even if you plan to attend the meeting in person, please sign, date and return your proxy card, call the toll-free number or log on the Internet.

The matters to be acted upon at the meeting are described in the accompanying proxy statement.

By Order of the Board of Directors

TERRY A. HANSON

Vice President, Chief Financial

Officer and Secretary

April 4, 2005

QUESTIONS AND ANSWERS

Q:	When and where will the annual meeting take place?

A:	The meeting will be held on Tuesday, May 10, 2005, at 11:00 a.m., local time, at the Marriott Madison West, 1313 John Q. Hammons Drive, Middleton, Wisconsin.

Q:	Do I need a ticket to attend the meeting?

A:	No; however, if you plan to attend the meeting, please fill out the enclosed reservation form and return it with your proxy card so we may have an indication of the number of shareholders planning to attend the meeting. If your shares are held through a broker or its nominee and you would like to attend the meeting, please see “Voting — How Street Name Holders May Vote” on page 2.

Q:	Why am I receiving this proxy statement?

A:	We are sending this document to you because our Board of Directors is seeking your proxy to vote your shares at the meeting. The notice of annual meeting, proxy statement, and accompanying proxy card are first being mailed on or about April 4, 2005, to shareholders of record at the close of business on March 4, 2005.

Q:	Why did I receive more than one copy of this proxy statement?

A:	If you own our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one copy of this document. To assist us in saving money and to provide you with better shareholder service, we encourage you to have any duplicate accounts registered in the same name and address. You may do this by contacting our Shareholder Services Department toll-free at (800) 356-6423 if you are calling from within the continental United States, or at (608) 252-4744 if you are calling from the Madison area.

Q:	What is MGE Energy, Inc.?

A:	We (MGEE) are an investor-owned public utility holding company formed in August of 2002. Our headquarters are in Madison, Wisconsin, and we are the parent company of Madison Gas and Electric Company (MGE), our principal subsidiary. MGE Energy’s principal executive offices are located at 133 South Blair Street, Madison, Wisconsin 53703.

Q:	What is the purpose of the meeting?

A:	The purpose of the meeting is:

•	To elect two Class I directors to terms of office expiring at the 2008 Annual Meeting of Shareholders;

•	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2005, and

•	To transact such other business as may properly come before the meeting.

VOTING

Number of Votes Per Share

Each share of common stock issued and outstanding as of the record date for the meeting is entitled to one vote at the meeting, except as described below for shareholders who own more than a specified percentage of the common stock.

The record date for the meeting is March 4, 2005. Holders of record as of such date can vote in person at the meeting or by proxy. By giving us your proxy, you are authorizing the individuals named on the proxy card (the proxies) to vote your shares in the manner you indicate. On March 4, 2005, there were 20,454,496 shares of our common stock issued and outstanding.

Our Articles of Incorporation contain a provision limiting the voting power of any shareholder who acquires more than 10 percent of our outstanding voting stock. In addition, under the Wisconsin Business Corporation Law, the voting power of shares held by any person in excess of 20 percent of the voting power in the election of directors is limited to 10 percent of the full voting power of the excess shares. To our knowledge, neither of these limitations currently applies to any shareholder.

How Street Name Holders May Vote

If you own shares through a broker, the registered holder of those shares is your broker or its nominee. If you receive our proxy materials from your broker, you should vote your shares by following the procedures specified by your broker. Your broker will tabulate the votes it has received from its customers and submit a proxy card to us reflecting those votes. If you plan to attend the annual meeting and vote your shares in person, you should contact your broker to obtain a broker’s proxy card and our Shareholder Services Department (1-800-356-6423) to make a reservation for the meeting.

How Registered Holders May Vote

If you personally hold a certificate for your shares, or have shares held by us in the Dividend Reinvestment and Direct Stock Purchase Plan, then you are the registered holder. Shares you have accumulated in the Dividend Reinvestment and Direct Stock Purchase Plan are held by the administrator under the nominee name of Madge & Co. Those shares, including your certificate shares, will be voted in accordance with the direction given by you on your proxy.

As a convenience to you, we are providing you with the option to vote by proxy via the Internet or via toll-free touch-tone telephone. Refer to your proxy card for more information and instructions. If you prefer, you may cast your vote by returning your signed and dated proxy card. Instructions regarding all three methods of voting are included on the proxy card. The signature on the proxy card should correspond exactly with the name of the shareholder as it appears on the proxy card. Where stock is registered in the name of two or more persons, each of them should sign the proxy card. If you sign a proxy card as an attorney, officer, personal representative, administrator, trustee, guardian, or in a similar capacity, please indicate your full title in that capacity.

In voting for the election of directors in proposal 1, you may vote for the election of all of the nominees or you may withhold your votes as to all or specific nominees. In voting on the ratification of the selection of our independent registered public accounting firm in proposal 2, you can specify whether you approve, disapprove or abstain. If you sign and return the proxy card without specifying any instructions and without indicating expressly that you are not voting some or all of your shares on a particular proposal, your shares will be voted for the proposal.

Holders Needed to Establish a Quorum

A quorum is necessary to hold a valid meeting of shareholders. If holders of a majority of the outstanding shares of common stock are present in person or by proxy for a particular proposal, a quorum will exist for that proposal. In order to assure the presence of a quorum, please vote via the Internet, telephone, or sign and return your proxy card promptly in the enclosed postage-paid envelope even if you plan to attend the meeting. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on one or more matters on the proxy card, but not on others because the broker does not have the authority to do so.

The Vote Necessary for Action to be Taken

The two persons receiving the greatest number of votes will be elected to serve as Class I directors. More than one-half of the shares present in person or by proxy and entitled to vote at the annual meeting must vote for the ratification of the selection of auditors in order for that proposal to be approved. Accordingly, withholding authority to vote for a director, abstentions and broker non-votes will not affect the outcome of the election of directors or the approval of any proposal.

Revocation of Proxies

If you are a registered holder of our common stock, you may revoke your proxy by giving a written notice of revocation to our Corporate Secretary at any time before your proxy is voted, by executing a later-dated proxy card that is voted at the meeting, or by attending the meeting and voting your shares in person. If your shares are held by a broker, you must contact your broker to revoke your proxy. Attendance at the meeting will not automatically revoke your proxy.

Electronic Access to Proxy Materials and Annual Report

Shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you received a paper copy of the proxy statement and annual report and would prefer to access these via the Internet in the future, call Shareholder Services at 1-800-356-6423 (toll-free) or complete and mail the electronic access sign-up form enclosed with your proxy materials.

PROPOSAL 1—ELECTION OF DIRECTORS

As described below the Board of Directors consists of eight directors divided into three classes, with one class having two directors and two classes having three directors, with one class being elected each year for a term of three years. Accordingly, it is proposed that the two nominees listed below be elected to serve as Class I directors for three-year terms, to expire at the 2008 Annual Meeting and upon the election and qualification of their successors.

All of our directors serve concurrently as directors of MGE. Our Board of Directors has determined that all of our directors, other than Mr. Wolter, are independent as defined in the applicable Nasdaq Stock Market, Inc., listing standards.

Ms. Millner and Ms. Sollenberger are currently Class I directors whose terms expire at the 2005 Annual Meeting of Shareholders and who have been nominated by the Board for reelection.

Each of the nominees has indicated a willingness to serve if elected, and the Board has no reason to believe that any nominee will be unavailable. If any nominee should become unable to serve, it is presently intended that your proxy will be voted for a substitute nominee designated by the Board. Under the Company’s retirement guidelines for directors, directors who have served as the chief executive officer or who have been retained as a salaried consultant shall resign from the Board no later than the date and time of the Annual Meeting of Shareholders following their 70th birthday.

The following table sets forth information about the nominees and the current directors who will continue in office after the meeting.

THE BOARD RECOMMENDS A VOTE “FOR” ALL NOMINEES.

Names (ages)* and Business Experience	MGE** Director Since
Nominees (Class I) — Term Expiring in 2008

Regina M. Millner (60), Madison, Wisconsin Attorney, analyst and commercial real estate broker for more than 26 years; President, RMM Enterprises, Inc., which specializes in complex real estate projects and provides legal, consulting, and brokerage services for private clients and governmental agencies; director of Meriter Hospital and Meriter Health Services and director of Physicians Plus Insurance Company.	1996

Donna K. Sollenberger (55), Verona, Wisconsin President and Chief Executive Officer of UW Hospital and Clinics since December 1999; Executive Vice President and Chief Operating Officer of City of Hope National Medical Center, Los Angeles, California, January 1997 to December 1999; Vice President for Hospitals and Clinics at M.D. Anderson Cancer Center, Houston, Texas, 1991-96; and director of Inacom, a privately held company.	2000

Members of the Board of Directors Continuing in Office
Class II — Term Expiring in 2006

H. Lee Swanson (66), Cross Plains, Wisconsin Chairman of the Board and President, SBCP Bancorp, Inc., and Chairman of the Board of the State Bank of Cross Plains, with which he has been associated for more than 39 years; also director and trustee of Cornell College.	1988

John R. Nevin (61), Madison, Wisconsin Executive Director, Center for Branch and Product Management, Executive Director, Grainger Center for Supply Chain Management, and Grainger Wisconsin Distinguished Professor, School of Business, University of Wisconsin-Madison, where he has been a faculty member for 34 years.	1998

Gary J. Wolter (50), Madison, Wisconsin Chairman of the Board of Directors, President and Chief Executive Officer of MGEE and MGE, of which he has been an Officer since 1989 and an employee since 1984; also director of Meriter Hospital and Meriter Health Services and member of the Board of Trustees of the University of Wisconsin Research Park.	2000

Members of the Board of Directors Continuing in Office	MGE** Director Since
Class III — Term Expiring in 2007

Richard E. Blaney (68), Madison, Wisconsin Retired President of Richard Blaney Seeds Inc. and Blaney Farms, Inc., retail sales of hybrid seed corn, with which he was associated for more than 26 years; former President of Blaney Agri-Research Foundation and former director of the Wisconsin Agri-Business Council.	1974

Frederic E. Mohs (67), Madison, Wisconsin Partner in the law firm of Mohs, MacDonald, Widder & Paradise, of which he has been a member since 1968; also Regent Emeritus of the UW System, retired director of the UW Hospital and Clinics, and retired member of the Board of Trustees of the University of Wisconsin Research Park.	1975

F. Curtis Hastings (59), Madison, Wisconsin Chairman of J. H. Findorff & Son, Inc., commercial and industrial general contractors and design builders, with which he has been associated for 34 years; also director of National Guardian Life Insurance Co.	1999

*	Ages as of December 31, 2004.

**	Directors of MGE Energy, Inc., since becoming the holding company of MGE in August 2002.

PROPOSAL 2—RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The second proposal to be considered at the Annual Meeting is the ratification of our selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2005. If the shareholders do not ratify the selection or if PricewaterhouseCoopers LLP declines to act or otherwise becomes incapable of acting or if their appointment is otherwise discontinued, we will appoint other independent accountants.

We selected PricewaterhouseCoopers LLP to audit our consolidated financial statements for 2004. PricewaterhouseCoopers LLP, our independent registered public accountant in 2004, is expected to have a representative present at the 2005 Annual Meeting who may make a statement and will be available to respond to appropriate questions.

Our Audit Committee approves each engagement of the independent registered public accounting firm to render any audit or non-audit services before the firm is engaged to render those services. The Chairman of the Audit Committee or other designated Audit Committee member may represent the entire Audit Committee for purposes of this approval. Any services approved by the Chairman or other designated Audit Committee members are reported to the full Audit Committee at the next scheduled Audit Committee meeting.

Independent Registered Public Accounting Firm Fees Disclosure	2004 Fees	2003 Fees
Audit Fees
Audit of financial statements and internal controls(1)	$824,250	$199,000
Review of SEC filings and comfort letters	$44,000	$43,700

Total Audit Fees	$868,250	$242,700

Audit Related Fees
Financial accounting and reporting standards consultation	$40,000	$14,000
Fee to access online accounting standards library(2)	$1,500	$1,400

Total Audit Related Fees	$41,500	$15,400

Tax Fees
Review of federal and state income tax returns	$16,000	$14,900
Tax advice on financial accounting issues	$0	$6,400

Total Tax Fees	$16,000	$21,300

All Other Fees
Financial analysis for generation projects	$87,500	$198,400

Total All Other Fees	$87,500	$198,400

(1)	The increase in 2004 reflects the increased work that was required in connection with the independent registered public accounting firm’s attestation report on our assessment of our internal control over financial reporting, both of which are required under the Sarbanes-Oxley Act of 2002.

(2)	Annual license fee to access online library of professional financial reporting and assurance literature maintained by PricewaterhouseCoopers LLP, which library we consult in the preparation of our financial statements.

No de minimis exceptions to this approval process are allowed under the Audit Committee Charter; and thus, none of the services described in the preceding table were approved pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2005.

TRANSACTION OF OTHER BUSINESS

Our Board of Directors does not intend to present any business for action by our shareholders at the meeting except the matters referred to in this document. If any other matters should be properly presented at the meeting, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with the recommendations of our Board of Directors.

Please complete and sign the accompanying form of proxy whether or not you expect to be present at the meeting and promptly return it in the enclosed postage-paid envelope.

BENEFICIAL OWNERSHIP

Beneficial Ownership of Common Stock

The following table lists the beneficial ownership of our common stock as of March 4, 2005 (except as otherwise noted) of each director and nominee, the individuals named in the summary compensation table, the directors and executive officers as a group, and each person known by us to be the beneficial owner of more than 5 percent of the outstanding shares of our common stock. In each case, the indicated owner has sole voting power and sole investment power with respect to the shares shown except as noted.

Name	Number of Shares Beneficially Owned		Percent of Outstanding Common Stock
Richard E. Blaney	1,947		*
Kristine A. Euclide	1,509		*
F. Curtis Hastings	3,072		*
Terry A. Hanson	5,499	(1)(2)	*
Mark T. Maranger	1,289		*
Regina M. Millner	933		*
Frederic E. Mohs	12,341	(3)	*
Scott A. Neitzel	2,679	(1)	*
John R. Nevin	1,478		*
Donna K. Sollenberger	1,187		*
H. Lee Swanson	7,000		*
Gary J. Wolter	8,713	(1)(2)	*
All directors and executive officers as a group (16 persons)	63,351	(2)	*

*	Less than 1 percent.

(1)	T. Hanson, S. Neitzel, and G. Wolter are directors of Madison Gas and Electric Foundation, Inc., and as such have shared voting and investment power in an additional 12,000 shares of our common stock held by the Foundation. The Foundation was formed by, and receives contributions primarily from, MGE, which contributions are used for charitable purposes.

(2)	Includes common stock held under two employee stock ownership plans for the account of executive officers of MGE with respect to which those persons have sole voting but no investment power: T. Hanson, 587 shares; G. Wolter, 121 shares; and directors and executive officers as a group, 5,242 shares.

(3)	Includes 628 shares of common stock with respect to which Mr. Mohs is trustee of a trust for the benefit of his children.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than 10 percent of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC). Those persons are also required to furnish us with copies of all such reports. Based solely on our review of the copies of the reports received by us and written representations from certain reporting persons, we note that our directors and executive officers (we do not have any greater than 10 percent shareholders) filed all required reports during or with respect to the year ended December 31, 2004, on a timely basis.

BOARD OF DIRECTORS INFORMATION

Meetings and Committees

We have an Audit Committee, a Compensation Committee, an Executive Committee, and a Personnel Committee.

The following table sets forth the current membership of each committee and the number of meetings held during 2004:

Name	Audit Committee		Compensation Committee		Executive Committee	Personnel Committee
Richard E. Blaney	X		X		X
F. Curtis Hastings	X					X
Regina M. Millner	X					X
Frederic E. Mohs	X		X	*	X	X
John R. Nevin	X					X
Donna K. Sollenberger	X					X
H. Lee Swanson	X	*	X		X
Gary J. Wolter					X
Number of Meetings	4		3		0	0

*	Committee Chairperson.

The Boards of Directors of MGEE and MGE each met 12 times during 2004. Each director attended at least 75 percent of the aggregate number of meetings of the Boards and the committees on which the director served.

The function of our Audit Committee is to meet with our internal auditors and independent registered public accounting firm and discuss with them the scope and results of their audits, accounting practices, and the adequacy of our internal controls. Our Board of Directors has determined that Mr. Swanson is an “audit committee financial expert,” as defined by applicable SEC rules. Mr. Swanson and the other members of the Audit Committee are independent as defined in applicable Nasdaq Stock Market, Inc., listing standards.

The function of the Compensation Committee is to review the salaries, fees, and other benefits of officers and directors and recommend compensation adjustments to the Board. Each of the committee members is independent as defined in applicable Nasdaq Stock Market, Inc., listing standards.

The Executive Committee acts in lieu of the full Board and between meetings of the Board. The Executive Committee has the powers of the Board in the management of our business and affairs, except action with respect to dividends to shareholders, election of principal officers, or the filling of vacancies on the Board or committees created by the Board.

The Personnel Committee is responsible for recommending to our full Board of Directors nominees for election as directors and officers. The committee operates under authority of a Board resolution under which it is charged with responsibility for making those recommendations. It does not have a charter. The committee reviews the composition of our Board and considers the environment in which we operate to determine the qualifications and areas of expertise needed by Board candidates. It considers, among other things, the standing in the community of a prospective candidate; the background and experience of the candidate, including the number of other public, private, and not-for-profit boards on which the candidate serves; other business and professional commitments of the candidate; and our needs for certain skills and experience. It also expects candidates to act in an ethical manner and with integrity in applying their best business judgment when acting on behalf of the Company and its shareholders. Finally, under our Bylaws a director must be a shareholder of the Company. The committee works with our management to identify and attract qualified candidates. Neither the committee nor the Company uses the services of a third party to assist in the identification or evaluation process.

Each of the committee members is independent as defined in applicable Nasdaq Stock Market, Inc., listing standards.

The Personnel Committee also considers qualified director candidates suggested by our shareholders. Shareholders can suggest candidates by writing to MGE Energy, Inc., Post Office Box 1231, Madison, Wisconsin 53701-1231, Attention: Corporate Secretary. Submissions should describe the candidate’s background, experience, and ownership of our shares and otherwise address the factors considered by the committee as described in the preceding paragraph. The Personnel Committee will apply the same standards in considering candidates recommended by shareholders as it applies to other candidates.

Policy Regarding Annual Meeting Attendance

Our policy is to encourage our directors to attend the Annual Meeting of Shareholders. For the past five years, all of our directors were present at each of the annual meetings.

Audit Committee Report

The Audit Committee oversees our financial reporting process on behalf of our Board. The Audit Committee consists of seven independent directors. Its duties and responsibilities are set forth in the Audit Committee Charter adopted by the Board. The Audit Committee Charter was last published in our April 11, 2003, proxy statement as Exhibit A.

In the course of fulfilling its responsibilities, the Audit Committee has:

•	Reviewed and discussed with management the audited financial statements for the year ended December 31, 2004;

•	Discussed with the representatives of our independent registered public accounting firm, PricewaterhouseCoopers LLP (PwC), all matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees (as supplemented);

•	Received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees;

•	Discussed with PwC their independence from the Company and management; and

•	Considered whether the provision by PwC of non-audit services is compatible with maintaining their independence.

Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in our annual report on Form 10-K and the annual report to shareholders for the fiscal year ended December 31, 2004.

Richard E. Blaney	John R. Nevin
F. Curtis Hastings	Donna K. Sollenberger
Regina M. Millner	H. Lee Swanson, Chairperson
Frederic E. Mohs

Director Compensation

MGEE directors who are not employees of MGE receive an annual retainer of $16,000, plus $1,200 for each Board meeting attended and $750 for each Audit, Compensation, Executive, or Personnel Committee meeting attended. Mr. Wolter receives no additional compensation for serving as a director. The chairperson of the Audit Committee receives an additional $10,000 retainer. The chairperson of the Compensation Committee receives an additional $5,000 retainer.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation information for 2002, 2003, and 2004 for our Chief Executive Officer and our four other most highly compensated executive officers serving as such on December 31, 2004, whose salary exceeded $100,000 for 2004.

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(3)	Restricted Stock Awards($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)(4)
Gary J. Wolter (CEO) (1) Chairman, President and Chief Executive Officer	2004 2003 2002	389,672 376,492 362,252	158,000 140,000 65,000	11,232 5,578 2,624	0 0 0	0 0 0	0 0 0	40,282 18,836 16,566

Mark T. Maranger Senior Vice President	2004 2003 2002	195,640 190,644 184,200	50,000 42,000 35,000	0 0 0	0 0 0	0 0 0	0 0 0	14,209 5,819 5,603

Kristine A. Euclide Vice President and General Counsel	2004 2003 2002	180,768 170,616 159,652	65,000 61,000 45,000	1,355 513 104	0 0 0	0 0 0	0 0 0	6,394 6,424 4,625

Terry A. Hanson Vice President, Chief Financial Officer and Secretary	2004 2003 2002	177,756 170,080 164,328	60,000 47,000 35,000	1,289 560 200	0 0 0	0 0 0	0 0 0	20,122 5,830 11,007

Scott A. Neitzel (2) Vice President-Energy Supply Policy	2004 2003 2002	174,128 157,584 133,622	65,000 57,000 40,000	0 0 0	0 0 0	0 0 0	0 0 0	18,148 7,965 6,545

(1)	Promoted to Chairman, President and Chief Executive Officer on February 1, 2002.

(2)	Vice President-Business Development and Fuels until July 1, 2002, when he was promoted to Vice President-Energy Supply Policy.

(3)	Amounts shown are above-market interest rates credited to deferred compensation accounts.

(4)	Amounts shown for all other compensation for 2004 are company contributions to a 401(k) defined contribution plan, pay to cover tax on the value of restricted stock distributions, $250 for a holiday bonus, value of corporate logo clothing, and pay for unused vacation. The 401(k) company contribution for 2004 was $6,150 for Mr. Wolter, $5,869 for Mr. Maranger, $4,743 for Ms. Euclide, $5,171 for Mr. Hanson and $5,357 for Mr. Neitzel. Pay for taxes on the distribution of restricted stock was $19,236 for Mr. Wolter and $8,015 for Messrs. Maranger, Hanson, and Neitzel. The taxable value of corporate logo clothing was $75 for Mr. Maranger, $55 for Ms. Euclide, $70 for Mr. Hanson, and $75 for Mr. Neitzel. Pay for unused vacation in 2004 was $14,646 for Mr. Wolter, $1,346 for Ms. Euclide, $6,616 for Mr. Hanson, and $4,451 for Mr. Neitzel.

Pension Plan and Supplemental Retirement Plan

MGE has a noncontributory qualified defined benefit pension plan covering its salaried employees. The amount of pension is based upon years of service and high 60-month average earnings in the ten years prior to retirement.

The following table indicates the estimated maximum retirement benefits payable (unreduced for survivor protection) at the normal retirement age of 65 for specified compensation and years of service classifications. All compensation shown in the salary and bonus columns of the summary compensation table is included in compensation under the pension plan, subject to any statutory restrictions imposed by the Internal Revenue Code.

Information in this table is based on the pension plan formula for years of service credit earned in 1986 and subsequent years. The retirement benefits are not subject to any reduction for Social Security benefits received by the employees or for any other offset amounts.

Pension Plan Table (1)

	Annual Pension at Normal Retirement Age of 65 After Years of Service Indicated Below(2)
High Five-Year Average Annual Salary	10 Years	15 Years	20 Years	25 Years	30 Years or More
$125,000	$17,500	$26,250	$35,000	$43,750	$52,500
$150,000	$21,000	$31,500	$42,000	$52,500	$63,000
$175,000	$24,500	$36,750	$49,000	$61,250	$73,500
$210,000	$29,400	$44,100	$58,800	$73,500	$88,200

(1)	The retirement benefits reflect limits imposed by the Internal Revenue Code on benefit amounts and covered compensation.

(2)	The pension plan table does not reflect service credit prior to 1986 when the pension plan required employee contributions. The normal retirement pension for employees with service credits prior to 1986 will exceed the amounts shown in the pension plan table, depending on their years of pre-1986 service and contributions made to the pension plan.

The estimated annual retirement benefit payable at normal retirement age of 65 under the pension plan formula (assuming continuation of 2004 compensation levels through retirement and taking into account employee contributions and service credits for 1985 and prior years) is $110,477 to Mr. Wolter, $36,486 to Mr. Maranger, $45,613 to Ms. Euclide, $98,048 to Mr. Hanson, and $83,884 to Mr. Neitzel.

The full credited years of service under the pension plan are 21 for Mr. Wolter, four for Mr. Maranger, three for Ms. Euclide, 23 for Mr. Hanson, and seven for Mr. Neitzel.

Officers of MGE are covered under separate nonqualified supplemental retirement agreements which provide a supplemental retirement benefit to the pension plan. Under the terms of the agreements covering Mr. Wolter, Mr. Hanson, and Mr. Neitzel, the supplemental retirement benefit is a designated percentage ranging from 55 to 70 percent of the final 60-month average earnings less the benefit payable from the pension plan. Under the terms of the agreements covering Mr. Maranger and Ms. Euclide, the supplemental retirement benefit is a designated percentage ranging from 20 to 40 percent of the final 60-month average earnings in addition to the benefit payable from the pension plan. In all of the agreements, the designated percentage is based on the officer’s age at retirement. The estimated supplemental annual retirement benefit payable at normal retirement age of 65 under the supplemental retirement agreements (assuming continuation of 2004 compensation levels through retirement) for MGE’s executive officers is $273,069 to Mr. Wolter, $61,870 to Mr. Maranger, $52,794 to Ms. Euclide, $68,556 to Mr. Hanson, and $83,681 to Mr. Neitzel.

Deferred Compensation Plan

Officers of MGE are permitted to defer a portion of their current salary under a nonqualified deferred compensation plan initiated in 1984. Five officers contributed to the plan during 2004. Participants in the plan are entitled to receive deferred compensation upon termination of active employment. Deferred compensation under this plan does not constitute compensation as defined under the pension plan described above, but is considered compensation under the supplemental retirement agreements.

MGE has entered into a trust agreement for the purpose of assuring the payment of its obligations under the supplemental retirement agreements and deferred compensation plan. Under the trust agreement, in the event of a change in control or potential change in control of MGE, MGE will be obligated to deliver to the trustee cash or marketable securities having a value equal to the present value of the amounts which MGE is obligated to pay under the supplemental retirement agreements and the deferred compensation plan and the costs of maintaining the trust. “Change in control” is defined generally as the acquisition by any person, subject to certain exceptions, of beneficial ownership of 20 percent or more of our common stock; a change in the majority of the Board of Directors; certain mergers or similar transactions involving MGE’s assets where, among other conditions, the current shareholders do not constitute at least 60 percent of the shareholders of the resulting or acquiring entity; or a liquidation of MGE.

Severance Plans

MGE has entered into individual severance agreements with certain key employees, including Mr. Wolter, Mr. Maranger, Ms. Euclide, Mr. Hanson, and Mr. Neitzel. Under these agreements, the employee is entitled to a severance payment following a change in control of MGE as defined above if, within 24 months after the change in control, employment with MGE is terminated by (i) MGE, (ii) the employee for good reason, or (iii) the employee for any reason during the 30-day period commencing one year after the date of the change in control. Each agreement has a three-year initial term, but on the first anniversary of execution and each anniversary thereafter, the agreement is extended for an additional year, unless either MGE or the employee gives notice not to extend the agreement or a change in control of MGE has occurred. Severance payments to Mr. Wolter, Mr. Hanson, or Mr. Neitzel will be equal to three times the employee’s annual base salary plus three times the highest bonus paid during any of the five years preceding a change in control. Severance payments to Mr. Maranger will be equal to one times his annual base salary plus one times the highest bonus paid during any of the five years preceding a change in control. Severance payments to Ms. Euclide will be equal to two times her annual base salary plus two times the highest bonus paid during any of the five years preceding a change in control. If the employee receives severance benefits following a change in control, the employee’s health, life, and disability benefits are continued for up to one, two, or three years (depending on the individual agreement), and the employee also will be grossed up for any excise taxes the employee may incur. In circumstances not involving a change in control of MGE, Mr. Wolter, Mr. Maranger, Ms. Euclide, Mr. Hanson, and Mr. Neitzel, like other salaried employees, are entitled under MGE’s general severance plan to a payment equal to two weeks of compensation plus the employee’s weekly compensation multiplied by the number of years of employment, not to exceed 24 years.

Report on Executive Compensation

Compensation Philosophy

The principal goal of the compensation program is to pay employees, including executive officers, at levels which are:

•	Reflective of how well we are achieving our corporate mission;

•	Consistent with our current financial condition, earnings, rates, and total shareholder return, and the projected Consumer Price Index;

•	Reflective of individual performance and experience; and

•	Competitive in the marketplace.

We strive to administer our compensation program in a fair and consistent manner.

We periodically hire outside consultants to do compensation studies. Executive salaries are established within a range that reflects competitive salary levels for similar positions in similar-sized gas and electric utilities, similar-sized companies outside of the utility industry, and other Wisconsin utilities. The utilities used for salary comparison are not the same companies included in the performance graph peer group in this proxy statement. When examining compensation peer groups, it was determined more appropriate to consider similar-sized utilities, other similar-sized companies, and other Wisconsin utilities.

The midpoint (or middle) of an executive’s salary range is approximately equal to the median salary level of the surveyed utilities. An executive’s position in the range reflects his or her performance over a period of years in that position, the executive’s experience in that position, and our performance.

Specific individual or company performance targets are not set. Instead, an executive’s salary within the salary range is determined by subjectively evaluating the individual’s performance and experience and our performance.

While our current compensation program has functional adequacy to retain and fairly compensate executives, the Compensation Committee and the full Board review the objectives of the executive compensation program on a continuing basis. Each year, the Compensation Committee reviews and recommends to the Board annual salaries, salary grades and ranges, and the overall salary program design for executives.

From time to time the Compensation Committee considers awarding bonuses to executives in the form of cash and/or stock. These bonuses may be made for extraordinary company or individual performance, because of a desire to retain an executive by making that executive’s compensation more competitive, to align the long-term interests of executives with shareholders, and for other reasons.

Executive Compensation

Performance factors such as earnings, rates, shareholder return, and other available financial criteria were used in determining the CEO’s and other executive officers’ positions in his or her salary range. Other criteria such as gas and electric reliability, customer service, and responsiveness to industry change were also examined.

Officer salaries were set effective May 1, 2004, and a cash bonus was granted to officers after year-end based on 2004 performance. Among the significant achievements considered in setting the salary and bonuses of the CEO and other senior executives were the following: Continued strong financial performance with record earnings for 2004; the highest bond rating in the country for a combination gas and electric utility from Standard & Poor’s; construction progress as planned with the cogeneration facility on the University of Wisconsin-Madison campus; purchased gas costs among the lowest of all the Wisconsin gas utilities; contracts negotiated and completed for purchase of additional wind resources; ISO 14001 certification for environmental management at Blount Generating Station; preparation for MISO Day-2 markets; creative public-private partnerships to protect the quality of the environment within our service territory; an innovative program to involve MGE customers in energy planning; and favorable reliability comparisons to other utilities.

In May of 2004, the CEO’s annual salary was set at $394,116. The CEO was awarded a bonus of $158,000 based on 2004 performance. The CEO’s total compensation for 2004 remains below the midpoint of the market total compensation for both general industry and similar-sized utilities in the compensation study.

Richard E. Blaney

Frederic E. Mohs, Chairperson

H. Lee Swanson

Company Performance

The following graph shows a five-year comparison of cumulative total returns for us, Russell 2000, and the EEI Investor-Owned Electrics Index, weighted according to each company’s market capitalization as of the beginning of each year.

MGE Energy, Inc.

Financial Performance

Cumulative Five-Year Total Return Comparison

Assumes $100 invested on Dec. 31, 1999, in each of the Company’s Common Stock, Russell 2000, and the EEI Index.

Total return assumes reinvestment of dividends.

	MGEE	Russell 2000	EEI Index
1999	$100	$100	$100
2000	$120	$97	$148
2001	$148	$99	$135
2002	$158	$79	$115
2003	$194	$116	$142
2004	$232	$138	$175

MGE Energy, Inc.

Financial Performance

MGEE versus Wisconsin Peer Group

NOTE: This graph is for comparison purposes only. It is to show how our Five-Year Total Return compares to the other Investor-Owned Wisconsin utilities.

Assumes $100 invested on December 31, 1999, in each of the Company’s Common Stock and the Wisconsin Peer Group average.

The Wisconsin Peer Group average is weighted based on market capitalization at the beginning of the year. Total return assumes reinvestment of dividends.

	MGEE	WI Peer Group
1999	$100	$100
2000	$120	$124
2001	$148	$128
2002	$158	$119
2003	$194	$167
2004	$232	$185

Wisconsin Peer Group:

Alliant Energy Corp.

Wisconsin Energy Corp.

WPS Resources Corp.

OTHER INFORMATION

Expenses of Solicitation

We will bear the cost of soliciting proxies for the annual meeting. Proxies will be solicited by mail and may be solicited personally by our directors, officers, or employees who will not receive special compensation for such services. We have retained Morrow & Co., Inc., to solicit proxies at a fee of $6,000 plus expenses.

Shareholder Proposals for 2006 Annual Meeting

Shareholder proposals intended to be presented at the 2006 Annual Meeting of Shareholders must be received in writing at our principal executive offices (133 South Blair Street, Post Office Box 1231, Madison, Wisconsin 53701-1231, Attention: Secretary) prior to December 5, 2005, in order to be considered for inclusion in our proxy statement and proxy related to that meeting. Any proposal submitted must be in compliance with Rule 14a-8 of Regulation 14A of the SEC.

Our Bylaws set forth additional requirements and procedures regarding the submission by shareholders of matters for consideration at the 2006 Annual Meeting of Shareholders, including a requirement that those proposals be given to the Secretary not later than the close of business on the 75th day and not earlier than the close of business on the 100th day prior to the first anniversary of the preceding year’s annual meeting. Accordingly, a shareholder proposal intended to be considered at the 2006 Annual Meeting of Shareholders must be received by the Secretary at the address set forth above after the close of business on January 30, 2006, and on or prior to the close of business on February 24, 2006.

Contacting our Directors

A shareholder who desires to contact members of our Board of Directors may do so by sending an e-mail to directors@mgeenergy.com or by writing to: Board of Directors, MGE Energy, Inc., Post Office Box 1231, Madison, Wisconsin 53701-1231. The correspondence should identify the shareholder and his, her, or its address and shareholdings. That correspondence is received by our Corporate Secretary’s office. Our Corporate Secretary’s office will forward matters within the Board’s purview to them. Ordinary business matters, such as issues relating to customer service, employment, or commercial transactions, will be directed to the appropriate areas within the Company for handling. Comments or concerns regarding financial reporting, legal compliance, or other ethical issues should be directed to EthicsPoint at www.ethicspoint.com or phone 1-866-384-4277, a third party we have selected for receiving and handling such communications from shareholders as well as our employees. Communications to EthicsPoint may be sent anonymously. EthicsPoint will forward those communications directly to the Chairman of our Audit Committee.

By Order of the Board of Directors,

GARY J. WOLTER

Chairman of the Board,

President and Chief Executive Officer

Dated: April 4, 2005

MGE Energy, Inc. Post Office Box 1231

Madison, Wisconsin 53701-1231 YOUR VOTE IS IMPORTANT! VOTE BY

Have this voting form in hand, access our web site http://www.proxyvoting.com/mgee and follow the instructions. INTERNET AND VIEW PROXY IF YOU ELECTED TO VIEW PROXY MATERIALS VIA THE INTERNET, THEY ARE AVAILABLE AT THE VOTING

WEB SITE ABOVE. MATERIALS Have this voting form in hand, call the Toll-Free Number 1-800-678-8548 and follow the instructions. VOTE BY (You will not be charged for this call.) TELEPHONE Option A: To vote as the Board of Directors recommends on ALL proposals, press 1. Option B: If you choose to vote on each item separately, press 0. If you vote by phone or Internet - DO NOT mail the proxy card. Thank you for voting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS. Fold and Detach Here. Indicate your vote by placing an (X) in the appropriate box. Proposal 1. ELECTION OF DIRECTORS 01 Regina M. Millner 02 Donna K. Sollenberger For All Withhold For all for all except* *To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above and mark an (X) in the “For all except” box. Proposal 2. RATIFICATION OF PRICEWATERHOUSECOOPERS LLP FOR 2005 Signature(s): Date: For Against Abstain In their discretion upon such other business as may properly come before the meeting. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, Please sign exactly as name(s) appears above and date this proxy. THE SHARES WILL BE VOTED “FOR” ALL PROPOSALS. If joint account, each should sign. Executors, Administrators, Trustees, etc., indicate the capacity in which you are signing. This proxy revokes any previous proxies given. (continued on reverse side) 2005 Annual Shareholder Meeting Reservation If you plan to attend the Annual Meeting, please sign and return with your proxy vote. (If you do not plan to attend, do not return this portion of the form.)I/we will attend the annual meeting. Shareholder Attending Shareholder Attending Guest

Greenway Blvd.
John Q. Hammons Dr.
Entrance and Parking
Fourier Dr.
Excelsior Dr.
Old Sauk Rd.
12
Marriott Hotel
MadisonWest
Greenway Center
1313 John Q. Hammons Dr.
Exit 252, Greenway Blvd.
To Wisconsin Dells
Morey Airport
Airport Rd.
To La Crosse
Greenway Blvd.
M
113
Dane County Regional Airport
To Fond Du Lac
Oshkosh
Green Bay
151
90
94
30
Lake Mendota
E. Washington Ave.
To Milwaukee
Capitol
University Ave.
Old Sauk Rd.
Mineral Point Rd.
Regent St.
MGE
Lake Monona
51
John Nolen Dr.
14
18
E. Broadway
To Cambridge
To Dubuque, IA
To Chicago

![MGE Energy logo]

PROXY Proxy for Annual Meeting of Shareholders - May 10, 2005 This Proxy is Solicited on Behalf of the Board of DirectorsI/we appoint Richard E. Blaney, Frederic E. Mohs, and Terry A. Hanson, as proxies with power of substitution, to represent and to vote all shares of stock I/we would be entitled to vote at the Annual Meeting to be held at the Marriott-Madison West, 1313 John Q. Hammons Drive, Greenway Center, Middleton, Wisconsin, on Tuesday, May 10, 2005 at 11 a.m., local time, and at all adjournments thereof. Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. Please sign exactly as name(s) appears on this proxy card and date this proxy. If joint account, each joint owner should sign. Executors, Administrators, Trustee, etc., indicate the capacity in which you are signing.